SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2003

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

New Director

     Effective February 17, 2003, John T. Reed has joined the Registrant's Board of Directors (the "Board"), bringing the total number of directors serving on the Board to thirteen (13). Mr. Reed is joining the Board as a Class III director. The term of all Class III directors will expire at the 2003 Annual Meeting of Stockholders.

Outperform Stock Options

     Effective on February 17, 2003, the Board, acting through the Compensation Committee of the Board, determined that the irrevocable waiver by the registrant's Group Vice Presidents and each of the members of the Board of their respective rights to exercise any Outperform Stock Options ("OSOs") or Convertible Outperform Stock Options ("C-OSOs") granted to them during 2001 and the first quarter of 2002 would be modified to permit the exercise of OSOs or C-OSOs granted to them during 2001 and the first quarter of 2002 up to an aggregate of 500,000 shares of the registrant's common stock, par value $.01 per share (the "Level 3 Common Stock"). Mr. James Q. Crowe's waiver of his right to exercise any OSOs or C-OSOs, however, remains in place without modification.

     These irrevocable waivers were initially granted by the Company's Group Vice Presidents and members of the Board in the spring of 2002. In the Company's definitive proxy statement for the 2002 Annual Meeting of Stockholders, the Company indicated that although the Company believes that the existing grants of long term incentive ("LTI") compensation awards were necessary to attract, retain, motivate and reward the people necessary to implement the Company's business plan, the Board believes that these levels of LTI compensation awards could, in the case of relatively strong common stock price growth (that is, stock price appreciation that is in excess of at least 100% per year from current price levels), lead to the need to use a significant amount of the Company's available cash for the settlement of OSO exercises. The waivers of the right to exercise OSOs and C-OSOs were granted in response to this possibility. In its definitive proxy statement, the Company also stated that although these waivers were granted without any conditions, the Board reserved the right to modify or terminate these waivers, in whole or in part, in its sole discretion, based on among other factors, the rate at which employees exercise awards issued under the Company's 1995 Stock Plan, the rates of employee attrition, or a combination of these factors or other relevant factors, in determining whether to modify or terminate, in whole or in part, these waivers over time.

Item 7.  Financial Statements and Exhibits

          (a) Financial Statements of business acquired

               None

          (b) Pro forma financial information

               None

          (c) Exhibits

               None



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Level 3 Communications, Inc.



February 20, 2003                    By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Vice President